EXHIBIT 24

                                  May 17, 1995


W. L. Westbrook and Wayne Boston


Dear Sirs:

         Georgia Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements on Form S-3 under the Securities Act of 1933 covering up to an aggregate of $800 million of its class A preferred stock and first mortgage bonds or other debt securities, as well as its guarantee with respect to preferred securities of a special purpose subsidiary or subsidiaires, in any combination.

         Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Georgia Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Georgia Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                                      Yours very truly,

                                                      GEORGIA POWER COMPANY



                                                      By  /s/H. Allen Franklin
                                                             H. Allen Franklin
                                                              President and
                                                        Chief Executive Officer



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                                     - 2 -



/s/Bennett A. Brown                                 /s/G. Joseph Prendergast



/s/A. W. Dahlberg                                   /s/Herman J. Russell



/s/William A. Fickling, Jr.                         /s/Gloria M. Shatto



/s/H. Allen Franklin                                /s/William Jerry Vereen



/s/L. G. Hardman III                                /s/Carl Ware



/s/Warren Y. Jobe                                   /s/Thomas R. Williams



/s/James R. Lientz, Jr.                             /s/C. B. Harreld



/s/William A. Parker, Jr.                           /s/Judy M. Anderson

Extract from minutes of meeting of the board of directors of Georgia Power Company.

                            - - - - - - - - - - - -

     RESOLVED: That for the purpose of signing a registration statement or statements to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, covering up to an aggregate of $800,000,000 of the Company's class A preferred stock and first mortgage bonds or other debt securities, as well as its guarantee with respect to preferred securities of a special purpose subsidiary or subsidiaries, in any combination thereof, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such statement or statements become effective), this Company, its officers and the members of its Board of Directors are authorized to grant their several powers of attorney to W. L. Westbrook and Wayne Boston.

                            - - - - - - - - - - - -

         The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Georgia Power Company, duly held on May 17, 1995, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  June 16, 1995                              GEORGIA POWER COMPANY


                                                   By      /s/Wayne Boston
                                                              Wayne Boston
                                                           Assistant Secretary